[For Immediate Release]

CHOICE HOTELS INTERNATIONAL REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Fourth quarter year-over-year change in domestic RevPAR performance exceeded the overall industry by nearly 26 percentage points; awarded 195 new domestic franchise agreements in fourth quarter

ROCKVILLE, Md., Feb. 17, 2021 - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months and year ended December 31, 2020.

“Despite a year of unprecedented challenges brought upon us by the pandemic, Choice Hotels drove results that significantly outperformed the industry, achieved a number of major milestones in the execution of our long-term strategy and positioned the company to continue to grow our share of travel demand in the years to come,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “These results are a testament to the success of our winning strategy to grow our limited-service brands in more revenue-intense segments and the right locations. We believe that our long-term view, compelling franchisee value proposition, well-segmented brand portfolio and strong balance sheet will help us further capitalize on growth opportunities in 2021 and beyond.”

Throughout 2020, Choice Hotels provided a broad range of support to its franchisees, guests and communities while improving its overall financial and liquidity position. Highlights of fourth quarter and full year 2020 results include:

•Domestic systemwide revenue per available room (RevPAR) change outperformed the total industry by nearly 26 percentage points, declining 25.1% for fourth quarter 2020, compared to the same period of the prior year, and improved by 370 basis points from third quarter 2020. Full year and fourth quarter 2020 RevPAR performance also exceeded the chain scale segments in which the company competes, as reported by STR.

•Fourth quarter 2020 domestic RevPAR change outperformed the industry by an average of 26 percentage points per week, an approximate 600 basis points expansion since third quarter 2020 (see Exhibit 7 for weekly RevPAR trends).

•The company achieved a number of major milestones in the execution of its long-term strategy to grow its presence in more revenue-intense segments and locations, including a return to unit growth for the Comfort brand family following the successful completion of its transformation, significant expansion of its extended stay portfolio and the continued growth of Cambria Hotels.

•The company awarded 427 domestic franchise agreements in 2020, a 38% decrease compared to the prior year. Over 70% of the agreements awarded in 2020 were for conversion hotels and 28% were executed in the month of December.

•Net income was $7.9 million for fourth quarter and $75.4 million for full year 2020, representing diluted earnings per share (EPS) of $0.14 and $1.35, respectively.

•Full year adjusted net income, excluding certain items described in Exhibit 6, decreased 49% over the prior full year period to $123.9 million.

•Full year adjusted diluted EPS were $2.22, a decrease of 49% over the prior full year period, while fourth quarter 2020 adjusted diluted EPS were $0.51, a 45% decrease from fourth quarter 2019.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for full year 2020 were $241.1 million, a 35% decrease from the same period of 2019. Adjusted EBITDA for fourth quarter 2020 were $54.7 million, a 35% decrease from fourth quarter 2019.

•The company reported cash flow from operations of over $115 million for full year 2020.

Performance Trends

•Domestic systemwide RevPAR decreased 25.1% for fourth quarter 2020 compared to the same period of the prior year, exceeding the total industry by nearly 26 percentage points and outperforming the respective chain scales in which the company competes by more than 760 basis points. Full year 2020 domestic systemwide RevPAR declined 30.7%, surpassing the overall industry performance by nearly 17 percentage points.

•The company’s extended-stay portfolio continued to outperform the industry in 2020, with an average domestic systemwide occupancy rate of 69%. The portfolio achieved average weekly occupancy rates of over 70% since the onset of the pandemic in mid-March through December 31, 2020 — exceeding the industry weekly average by 30 percentage points. Specifically, the WoodSpring Suites brand achieved occupancy levels of over 70% in fourth quarter 2020, outperforming the industry by 28 percentage points, and grew RevPAR by 2% in the month of December, year-over-year. MainStay Suites gained nearly 22 percentage points on the local competition in RevPAR share in the fourth quarter, year-over-year. In addition, the Suburban brand’s occupancy rates increased by 210 basis points in fourth quarter 2020 compared to the same period of 2019.

•The company’s upscale portfolio continued to achieve domestic systemwide RevPAR share gains versus its local competitors for fourth quarter 2020, compared to the same period of the prior year, with the Cambria Hotels brand achieving gains of nearly 22 percentage points year-over-year. In addition, the Ascend Hotel Collection’s domestic systemwide year-over-year RevPAR change surpassed the upscale segment by over 20 percentage points in the fourth quarter.

•All select-service midscale brands achieved domestic systemwide RevPAR share gains versus their local competitors for fourth quarter 2020 and full year, compared to the same periods of the prior year. The Comfort brand family’s domestic systemwide year-over-year RevPAR change outperformed the upper-midscale chain scale by over 10 percentage points in fourth quarter 2020.

•In fourth quarter and full year 2020, the company continued to outperform the industry on year-over-year domestic RevPAR change and achieved RevPAR share gains versus its local competitors across all location types, as reported by STR.

Additional details for the company’s fourth quarter 2020 and full year results are as follows:

Revenues

•Total revenues decreased 31% to $774.1 million for full year 2020, compared to the same period of 2019, and decreased by 28% from the fourth quarter of the prior year to $193.4 million.

•Total revenues excluding marketing and reservation system fees for full year 2020 decreased 31% over the prior year to $371.5 million, and decreased 32% to $88.0 million for fourth quarter compared to the same period of 2019.

•Full year domestic royalties totaled $251.2 million, a 31% decrease from the same period of 2019, and reached $60.1 million for fourth quarter 2020, a 27% decrease compared to the same period of 2019.

•The company's domestic effective royalty rate for full year 2020 increased 8 basis points over the prior year to 4.94% and grew 7 basis points for fourth quarter 2020 compared to the same period of 2019.

Development

•The company awarded 195 domestic franchise agreements in fourth quarter 2020, a 36% decrease compared to the same period of the prior year. Of the total domestic franchise agreements awarded in the fourth quarter, over 70% were for conversion hotels.

•The company continued its leadership in the midscale segment by increasing the number of domestic hotels by 1.3% from December 31, 2019. Specifically, the Comfort brand family grew both its number of domestic hotels and rooms by 2% since December 31, 2019, and reached over 260 hotels in its domestic pipeline, including 65 hotels awaiting conversion, which will drive the brand’s growth in the near term.

•The company’s extended-stay portfolio continued its rapid expansion, reaching 447 domestic hotels as of December 31, 2020, an 11% increase since December 31, 2019, with the domestic extended-stay pipeline expanding to over 315 hotels awaiting conversion, under construction or approved for development. Since December 31, 2019, the MainStay Suites brand grew its number of open domestic hotels by 23% and experienced the highest number of hotel openings in a year in the brand’s history. The Suburban brand’s domestic franchise agreements awarded for full year 2020 increased by over 40% over the prior year.

•The Cambria Hotels brand increased its number of domestic hotels and rooms by 8% and 6%, respectively, from December 31, 2019. The Cambria Hotels brand’s pipeline has grown to nearly 80 domestic hotels with 19 under active construction as of December 31, 2020.

•The number of domestic hotels and rooms, as of December 31, 2020, increased 0.2% and 0.4%, respectively, from December 31, 2019. The company’s domestic upscale, midscale, and extended stay segments reported a 1.8% and 1.6% aggregate increase in units and rooms, respectively, since December 31, 2019.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of December 31, 2020, reached 966 hotels that represent approximately 80,000 rooms.

Balance Sheet and Liquidity

The company ended full year 2020 with a strong balance sheet and continues to benefit from its primarily franchise-only business model, which has historically provided a relatively stable earnings stream, low capital expenditure requirements and significant free cash flow. In July 2020, the company refinanced a portion of debt to extend its debt maturity profile and capitalized on favorable credit markets to significantly reduce the company’s effective cost of borrowings.

During fourth quarter 2020, the company’s net debt decreased by approximately $50 million to a total net debt of $836 million as of December 31, 2020, compared to $886 million as of September 30, 2020. The company reported cash flow from operations of over $115 million for the year ended December 31, 2020, of which over $45 million was generated in the fourth quarter alone despite entering the historically lower seasonal demand environment. As of December 31, 2020, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility was approximately $835 million.

Shareholder Returns

During full year 2020, the company repurchased approximately 0.7 million shares of common stock for approximately $55.5 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. As of December 31, 2020, the company had 3.4 million shares remaining under the current share repurchase authorization. The company has temporarily suspended share repurchases under the stock repurchase program as previously disclosed on April 8, 2020, but may continue to repurchase stock from employees in conjunction with tax withholding and option exercises under the company’s equity incentive plans.

As previously disclosed, the company has temporarily suspended the payout of future dividends while the COVID-19 pandemic is significantly impacting travel. As a result, total dividends paid during 2020 were approximately $25 million.

Outlook

The ultimate and precise impact of COVID-19 on full year 2021 is still unknown at this time and will depend on numerous factors, including future levels of resurgence in COVID-19 cases, the pace of vaccination rollout and vaccines’ effectiveness, the duration and scope of mandated travel and other restrictions, the confidence level of consumers to travel and the pace and level of the broader macroeconomic recovery. As a result, the company is not providing formal guidance for first quarter or full year 2021 at this time.

The company currently expects to see a sequential quarter-over-quarter improvement in RevPAR change for the quarter ending March 31, 2021 versus the same periods of 2020 and 2019. Through mid-February, the company's year-to-date 2021 RevPAR has declined by approximately 18% from the same period of 2020.

The company will continue to evaluate the impact of COVID-19 across its business and will provide further updates in the next earnings report based on the best information then available.

Conference Call

Choice Hotels International will conduct a conference call on Wednesday, February 17, 2021, at 11:30 a.m. Eastern Time to discuss the company’s fourth quarter and full year 2020 earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,100 hotels, representing nearly 600,000 rooms, in over 40 countries and territories as of December 31, 2020, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the company's ability to assist franchisees through relief or other financial measures, the company's ability to minimize or manage disruptions posed by COVID-19, the company's ability to achieve cost savings and reduce discretionary spending and investments and the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation, resurgence or worsening of the COVID-19 pandemic, including quarantines, "shelter-in-place" orders or other travel restrictions; new information which may emerge concerning the severity or impact of the COVID-19 pandemic, including potential mutations of COVID-19; the pace of vaccination rollout and vaccines’ effectiveness; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; volatility or increases in oil and gas prices that may deter consumers from using their vehicles and impact the demand for leisure travel; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of COVID-19 or other epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our software as a service technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; our ability to effectively manage our indebtedness and secure our indebtedness; and any current and future resurgence of COVID-19. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.
We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, debt-restructuring costs, tax credits related to the rehabilitation and re-use of historic buildings, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, expenses associated with legal claims and gains and losses on sale/disposal and impairment of assets primarily related to the company's operations that provide Software as a Service ("SaaS") technology solutions to vacation-rental management companies, hotel ownership and development activities; and an office building leased to a third-party to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted

EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation-system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company's franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Net Debt: The company's net debt is calculated as total long-term debt (including current portion) excluding unamortized financing costs and discounts minus cash and cash equivalents. Net Debt is a non-GAAP financial measure.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2021 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2020	2019	$	%	2020	2019	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$63,151	$87,683	$(24,532)	(28)%	$263,308	$388,151	$(124,843)	(32)%
Initial franchise and relicensing fees	5,875	7,266	(1,391)	(19)%	25,906	27,489	(1,583)	(6)%
Procurement services	10,633	13,839	(3,206)	(23)%	45,242	61,429	(16,187)	(26)%
Marketing and reservation system	105,365	137,873	(32,508)	(24)%	402,568	577,426	(174,858)	(30)%
Owned hotels	4,437	11,572	(7,135)	(62)%	20,168	20,282	(114)	(1)%
Other	3,932	9,851	(5,919)	(60)%	16,880	40,043	(23,163)	(58)%
Total revenues	193,393	268,084	(74,691)	(28)%	774,072	1,114,820	(340,748)	(31)%

OPERATING EXPENSES

Selling, general and administrative	44,312	44,031	281	1%	148,524	168,833	(20,309)	(12)%
Depreciation and amortization	6,522	6,239	283	5%	25,831	18,828	7,003	37%
Marketing and reservation system	113,283	140,749	(27,466)	(20)%	446,847	579,139	(132,292)	(23)%
Owned hotels	3,244	8,434	(5,190)	(62)%	16,066	14,448	1,618	11%
Total operating expenses	167,361	199,453	(32,092)	(16)%	637,268	781,248	(143,980)	(18)%

Gain (loss) on sale, disposition and impairment of assets, net	(9,235)	4	(9,239)	(234,183)%	(14,751)	(14,930)	179	(1)%

Operating income	16,797	68,635	(51,838)	(76)%	122,053	318,642	(196,589)	(62)%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,875	12,072	(197)	(2)%	49,028	46,807	2,221	5%
Interest income	(1,411)	(2,379)	968	(41)%	(7,688)	(9,996)	2,308	(23)%
Loss on extinguishment of debt	—	7,188	(7,188)	(100)%	16,565	7,188	9,377	130%
Other gains	(3,175)	(1,643)	(1,532)	93%	(4,147)	(4,862)	715	(15)%
Equity in net loss of affiliates	8,117	25	8,092	32,368%	15,289	9,576	5,713	60%
Total other income and expenses, net	15,406	15,263	143	1%	69,047	48,713	20,334	42%

Income before income taxes	1,391	53,372	(51,981)	(97)%	53,006	269,929	(216,923)	(80)%
Income tax (benefit) expense	(6,474)	11,203	(17,677)	(158)%	(22,381)	47,051	(69,432)	(148)%
Net income	$7,865	$42,169	$(34,304)	(81)%	$75,387	$222,878	$(147,491)	(66)%

Basic earnings per share	$0.14	$0.76	$(0.62)	(82)%	$1.36	$4.00	$(2.64)	(66)%

Diluted earnings per share	$0.14	$0.75	$(0.61)	(81)%	$1.35	$3.98	$(2.63)	(66)%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	December 31,	December 31,
	2020	2019

ASSETS

Cash and cash equivalents	$234,779	$33,766
Accounts receivable, net	149,921	141,566
Other current assets	48,214	61,257
Total current assets	432,914	236,589

Property and equipment, net	334,901	351,502
Intangible assets, net	303,725	290,421
Goodwill	159,196	159,196
Notes receivable, net of allowances	95,785	103,054
Investments in unconsolidated entities	57,879	78,655
Operating lease right-of-use assets	17,688	24,088
Investments, employee benefit plans, at fair value	29,104	24,978
Other assets	156,141	118,189

Total assets	$1,587,333	$1,386,672

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$83,329	$73,449
Accrued expenses and other current liabilities	78,920	90,364
Deferred revenue	50,290	71,594
	43,308	82,970
	—	7,511
Total current liabilities	255,847	325,888

Long-term debt	1,058,738	844,102
Deferred revenue	122,406	112,662
Liability for guest loyalty program	77,071	46,698
Operating lease liabilities	12,739	21,270
Deferred compensation & retirement plan obligations	33,756	29,949
Other liabilities	32,528	29,614

Total liabilities	1,593,085	1,410,183

Total shareholders' deficit	(5,752)	(23,511)

Total liabilities and shareholders' deficit	$1,587,333	$1,386,672

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,387	$222,878

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	25,831	18,828
Depreciation and amortization - marketing and reservation system	22,625	17,294
Franchise agreement acquisition cost amortization	11,310	7,992
Impairment of goodwill and long-lived assets	14,751	10,356
Loss on sale of business	—	4,674
Gain on disposal of assets, net	—	(2,103)
Loss on debt extinguishment	16,565	7,188
Non-cash stock compensation and other charges	9,690	17,615
Non-cash interest and other (income) loss	(6,723)	(4,010)
Deferred income taxes	(44,826)	9,810
Equity in net losses from unconsolidated joint ventures, less distributions received	15,439	12,562
Franchise agreement acquisition costs, net of reimbursements	(36,479)	(38,944)
Change in working capital and other, net of acquisition	11,481	(13,584)
NET CASH PROVIDED BY OPERATING ACTIVITIES	115,051	270,556

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(38,593)	(57,342)
Investment in intangible assets	(1,359)	(6,699)
Asset acquisitions, net of cash acquired	—	(168,954)
Proceeds from sales of assets	—	10,585
Proceeds from sale of unconsolidated joint venture	7,435	8,937
Proceeds from sale of tax credits for rehabilitation of historic building	9,197	—
Payment on business disposition, net	—	(10,783)
Contributions to equity method investments	(5,454)	(27,828)
Distributions from equity method investments	3,363	10,241
Purchases of investments, employee benefit plans	(2,562)	(3,175)
Proceeds from sales of investments, employee benefit plans	2,478	2,217
Issuance of notes receivable	(9,845)	(20,722)
Collections of notes receivable	6,494	14,231
Other items, net	(623)	(1,875)
NET CASH USED IN INVESTING ACTIVITIES	(29,469)	(251,167)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings pursuant to revolving credit facilities	(18,480)	(72,400)
Proceeds from issuance of Term Loan	249,500	—
Proceeds from issuance of 2020 Senior Notes	447,723	—
Proceeds from issuance of long term debt	—	422,376
Principal payments on long-term debt, including premium on extinguishment	(473,857)	(250,497)
Payments to extinguish long-term debt	(14,347)	(6,312)
Debt issuance costs	(4,620)	(3,936)
Purchases of treasury stock	(55,450)	(50,638)
Dividends paid	(25,274)	(48,089)
(Payments on) proceeds from transfer of interest in notes receivable	—	(24,409)
Proceeds from exercise of stock options	10,203	21,410
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	115,398	(12,495)
Net change in cash and cash equivalents	200,980	6,894
Effect of foreign exchange rate changes on cash and cash equivalents	33	230
Cash and cash equivalents at beginning of period	33,766	26,642

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$234,779	$33,766

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM(1)
(UNAUDITED)

	For the Year Ended December 31, 2020			For the Year Ended December 31, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$83.72	46.1%	$38.58	$95.84	62.2%	$59.66	(12.6)%	(1,610)	bps	(35.3)%
Sleep	75.92	46.2%	35.08	85.28	61.1%	52.09	(11.0)%	(1,490)	bps	(32.7)%
Quality	72.13	41.8%	30.16	80.11	54.1%	43.33	(10.0)%	(1,230)	bps	(30.4)%
Clarion(3)	73.37	32.9%	24.15	84.73	49.5%	41.90	(13.4)%	(1,660)	bps	(42.4)%
Econo Lodge	59.12	40.9%	24.16	63.75	47.7%	30.44	(7.3)%	(680)	bps	(20.6)%
Rodeway	59.48	43.6%	25.94	64.25	49.0%	31.48	(7.4)%	(540)	bps	(17.6)%
WoodSpring Suites	46.16	71.5%	33.02	47.10	75.3%	35.46	(2.0)%	(380)	bps	(6.9)%
MainStay	77.14	55.6%	42.86	84.85	64.0%	54.32	(9.1)%	(840)	bps	(21.1)%
Suburban	51.44	63.6%	32.73	57.25	66.9%	38.30	(10.1)%	(330)	bps	(14.5)%
Cambria Hotels	112.30	38.2%	42.87	145.45	67.5%	98.12	(22.8)%	(2,930)	bps	(56.3)%
Ascend Hotel Collection	116.52	43.4%	50.59	125.16	61.2%	76.57	(6.9)%	(1,780)	bps	(33.9)%

Total	$71.63	45.6%	$32.70	$81.83	57.7%	$47.18	(12.5)%	(1,210)	bps	(30.7)%

	For the Three Months December 31, 2020			For the Three Months December 31, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$79.26	45.6%	$36.18	$90.72	57.3%	$51.96	(12.6)%	(1,170)	bps	(30.4)%
Sleep	71.55	45.3%	32.42	81.19	55.5%	45.06	(11.9)%	(1,020)	bps	(28.1)%
Quality	68.77	41.1%	28.25	75.35	48.8%	36.78	(8.7)%	(770)	bps	(23.2)%
Clarion(3)	68.86	31.5%	21.72	79.29	43.9%	34.80	(13.2)%	(1,240)	bps	(37.6)%
Econo Lodge	57.45	40.0%	22.97	60.30	43.7%	26.32	(4.7)%	(370)	bps	(12.7)%
Rodeway	57.34	42.5%	24.38	60.73	44.9%	27.25	(5.6)%	(240)	bps	(10.5)%
WoodSpring Suites	46.20	70.1%	32.38	46.34	70.7%	32.78	(0.3)%	(60)	bps	(1.2)%
MainStay	76.44	57.0%	43.58	80.08	59.0%	47.21	(4.5)%	(200)	bps	(7.7)%
Suburban	49.39	63.4%	31.32	53.70	61.3%	32.93	(8.0)%	210	bps	(4.9)%
Cambria Hotels	99.50	37.7%	37.50	146.52	62.1%	91.05	(32.1)%	(2,440)	bps	(58.8)%
Ascend Hotel Collection	105.72	42.2%	44.60	120.31	56.7%	68.25	(12.1)%	(1,450)	bps	(34.7)%

Total	$68.37	44.9%	$30.72	$77.73	52.8%	$41.04	(12.0)%	(790)	bps	(25.1)%

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019

System-wide(4)	4.98%	4.91%	4.94%	4.86%

(1) In response to partial hotel closures resulting from the COVID-19 pandemic, the Company revised its calculation of Occupancy to be reflective of full room availability. Additionally, the Company also made minor revisions to its ADR calculations, with respect to complimentary rooms. The revised ADR, Occupancy and RevPAR are reflected in the tables above for all periods noted.

(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(4) Includes United States and Caribbean countries and territories

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2020		December 31, 2019		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,648	129,711	1,616	127,000	32	2,711	2.0%	2.1%
Sleep	408	28,790	402	28,361	6	429	1.5%	1.5%
Quality	1,697	128,807	1,688	129,232	9	(425)	0.5%	(0.3)%
Clarion(2)	183	22,072	178	22,498	5	(426)	2.8%	(1.9)%
Econo Lodge	777	47,023	807	48,538	(30)	(1,515)	(3.7)%	(3.1)%
Rodeway	559	31,828	600	34,727	(41)	(2,899)	(6.8)%	(8.3)%
WoodSpring Suites	291	35,020	270	32,479	21	2,541	7.8%	7.8%
MainStay	90	6,374	73	4,636	17	1,738	23.3%	37.5%
Suburban	66	6,470	60	6,082	6	388	10.0%	6.4%
Cambria Hotels	54	7,697	50	7,277	4	420	8.0%	5.8%
Ascend Hotel Collection	194	20,890	211	22,143	(17)	(1,253)	(8.1)%	(5.7)%

Domestic Franchises(3)	5,967	464,682	5,955	462,973	12	1,709	0.2%	0.4%

International Franchises	1,180	133,295	1,198	127,924	(18)	5,371	(1.5)%	4.2%

Total Franchises	7,147	597,977	7,153	590,897	(6)	7,080	(0.1)%	1.2%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES AND ADJUSTED OPERATING MARGINS, EXCLUDING MARKETING AND RESERVATION ACTIVITIES

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019
Revenues, Excluding Marketing and Reservation Activities

Total Revenues	$193,393	$268,084	$774,072	$1,114,820
Adjustments:
Marketing and reservation system revenues	(105,365)	(137,873)	(402,568)	(577,426)
Revenues, excluding marketing and reservation activities	$88,028	$130,211	$371,504	$537,394

ADJUSTED SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019

Total Selling, General and Administrative Expenses	$44,312	$44,031	$148,524	$168,833
Mark to market adjustments on non-qualified retirement plan investments	(3,157)	(1,646)	(4,085)	(4,798)
Operational restructuring charges	(918)	(1,466)	(9,564)	(1,466)
Share-based compensation	(2,186)	(2,547)	(3,810)	(8,759)
Exceptional allowances attributable to COVID-19	(3,333)	—	(7,296)	—
Expenses associated with legal claims	(3,000)	—	(3,000)	—
Adjusted Selling, General and Administrative Expenses	$31,718	$38,372	$120,769	$153,810

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019

Net income	$7,865	$42,169	$75,387	$222,878
Income tax (benefit) expense	(6,474)	11,203	(22,381)	47,051
Interest expense	11,875	12,072	49,028	46,807
Interest income	(1,411)	(2,379)	(7,688)	(9,996)
Other gains	(3,175)	(1,643)	(4,147)	(4,862)
Loss on extinguishment of debt	—	7,188	16,565	7,188
Equity in operating net loss of affiliates, net of impairments	776	25	7,948	9,576
Depreciation and amortization	6,522	6,239	25,831	18,828
Loss (gain) on sale, dispositions and impairments, net	16,576	(4)	22,092	14,930
Mark to market adjustments on non-qualified retirement plan investments	3,157	1,646	4,085	4,798
Operational restructuring charges	918	1,466	9,564	1,466
Share-based compensation	2,186	2,547	3,810	8,759
Exceptional allowances attributable to COVID-19	3,333	—	7,296	—
Expenses associated with legal claims	3,000	—	3,000	—
Marketing and reservation system reimbursable deficit	7,918	2,876	44,279	1,713
Franchise agreement acquisition costs amortization	1,657	155	6,416	4,484
Adjusted EBITDA	$54,723	$83,560	$241,085	$373,620

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019

Net income	$7,865	$42,169	$75,387	$222,878
Adjustments:
Loss on the extinguishment of debt	—	5,541	12,457	5,541
Loss on sale, dispositions and impairments, net	12,451	555	16,613	17,071
Operational restructuring charges	689	1,130	7,190	1,130
Exceptional allowances attributable to COVID-19	2,506	—	5,487	—
Expenses associated with legal claims	2,256	—	2,256	—
Marketing and reservation system reimbursable deficit	6,554	2,308	35,167	1,376
Sale of tax credits on historical building	—	62	(1,857)	(5,973)
Foreign tax benefit on international restructuring	(3,395)	—	(28,848)	—
Adjusted Net Income	$28,926	$51,765	$123,852	$242,023

Diluted Earnings Per Share	$0.14	$0.75	$1.35	$3.98
Adjustments:
Loss on extinguishment of debt	—	0.10	0.22	0.10
Loss on sale, dispositions and impairments, net	0.22	0.01	0.30	0.30
Operational restructuring costs	0.01	0.02	0.13	0.02
Exceptional allowances attributable to COVID-19	0.04	—	0.10	—
Expenses associated with legal claims	0.04	—	0.04	—
Marketing and reservation system reimbursable deficit	0.12	0.04	0.63	0.03
Sale of tax credits on historical building	—	—	(0.03)	(0.11)
Foreign tax benefit on international restructuring	(0.06)	—	(0.52)	—
Adjusted Diluted Earnings Per Share (EPS)	$0.51	$0.92	$2.22	$4.32

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
DOMESTIC SYSTEM-WIDE REVPAR YEAR OVER YEAR
FLUCTUATION VERSUS INDUSTRY(1)
(UNAUDITED)

	Choice	Total
Week beginning	Hotels	Industry
3/8/2020	-22.4%	-32.4%
3/15/2020	-46.4%	-69.5%
3/22/2020	-60.9%	-80.6%
3/29/2020	-63.1%	-81.3%
4/5/2020	-65.7%	-83.0%
4/12/2020	-57.5%	-78.7%
4/19/2020	-60.4%	-78.2%
4/26/2020	-56.8%	-76.5%
5/3/2020	-53.5%	-74.1%
5/10/2020	-54.6%	-73.4%
5/17/2020	-50.8%	-69.6%
5/24/2020	-44.0%	-62.1%
5/31/2020	-44.0%	-64.8%
6/7/2020	-42.4%	-62.5%
6/14/2020	-42.2%	-60.0%
6/21/2020	-37.9%	-56.3%
6/28/2020	-27.9%	-44.5%
7/5/2020	-35.8%	-54.4%
7/12/2020	-38.3%	-55.9%
7/19/2020	-37.5%	-54.8%
7/26/2020	-33.1%	-51.1%
8/2/2020	-29.5%	-49.1%
8/9/2020	-26.6%	-45.9%
8/16/2020	-25.8%	-45.9%
8/23/2020	-25.6%	-44.3%
8/30/2020	-14.0%	-32.7%
9/6/2020	-26.2%	-48.1%
9/13/2020	-28.6%	-51.6%
9/20/2020	-28.3%	-51.7%
9/27/2020	-26.9%	-48.0%
10/4/2020	-27.0%	-47.5%
10/11/2020	-27.4%	-50.3%
10/18/2020	-26.7%	-51.8%
10/25/2020	-23.8%	-48.4%
11/1/2020	-28.2%	-57.2%
11/8/2020	-23.2%	-53.5%
11/15/2020	-22.9%	-52.2%
11/22/2020	-25.5%	-41.2%
11/29/2020	-26.5%	-58.4%
12/6/2020	-25.2%	-57.3%
12/13/2020	-15.9%	-42.5%
12/19/2020	-26.3%	-52.3%
12/26/2020	-11.0%	-35.1%

(1) Source: STR Weekly Hotel Review